Exhibit 10.4

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of ________________, 2022 (“Effective Date”), is made and entered into by and between CORPHOUSING GROUP, Inc, a Delaware Corporation (“CHG” or “Company”), having an address of 2125 Key Biscayne Blvd., Suite 253, Miami, Florida 33137 and Shanoop Kothari (“Executive”), an individual having an address as set forth on the signature page.

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and conditions herein set forth.

IT IS AGREED:

1.              Employment, Duties and Acceptance.

1.1            General. During the Term (as defined herein), the Company shall employ Executive as Chief Financial Officer, in which capacity Executive shall have such duties, authority, and responsibilities that are commensurate with the duties, authorities and responsibilities of persons in similar operations and capacities in similarly sized public companies and companies operating within the short-term/vacation rental industry generally and as otherwise mutually agreed upon by Executive and the Company. Executive shall report to the Chief Executive Officer.

1.2            Devotion of Substantially All Business Time. Executive accepts such employment and shall use all reasonable efforts to timely and diligently fulfill Executive’s duties under this Agreement and to promote and protect the interests of the Company and its respective brands, concepts, products, and services. During the Term, Executive shall devote substantially all of Executive’s business time to the Company and its interests; provided, however, that Executive shall be entitled to engage in civic, not for profit and advisory roles and manage personal investments so long as such activities (a) do not materially interfere with Executive’s ability to perform Executive’s duties diligently and faithfully hereunder, (b) do not violate the noncompete and related provisions hereunder and (c) would not be reasonably expected to diminish the value of any of CHG’s or its subsidiaries’ brands, reputation, concepts, products, or services.

1.3            Location and Appearances. Executive shall generally be required to perform Executive’s duties remotely and shall undertake travel, at the Company’s expense, within or outside the United States as reasonably necessary and appropriate in the provision of the duties of Executive’s office. All such travel shall be undertaken in a manner consistent with the Company’s travel policies applicable to senior officers of the Company; provided, however, notwithstanding the Company’s travel policies and practices, the Company will provide not less than business class travel on all flights to or from locations outside of North America.

2.              Compensation.

2.1            Salary. During the Term, the Company shall pay to Executive an annualized base salary of $225,000, subject to annual increase as may be determined by the board of directors of the Company, through the end of the Term (“Base Salary”). The Base Salary shall be calculated and paid in substantially equal, periodic installments in accordance with the Company’s normal payroll procedures.

2.2            Annual Performance Bonus. For each calendar year during the Term (“Bonus Year”), Executive shall be eligible to earn an annual performance bonus as recommended by the compensation committee of the board of directors of the Company and approved by the board. Bonus targets and goals shall be determined each calendar year by the board of directors upon recommendation of the compensation committee. All performance bonuses shall be paid to (or in the case of Executive’s death, Executive’s designated beneficiary) during the first month of the calendar year following the Bonus Year in which such bonus has been earned at the same time at which the Company pays bonuses for such Bonus Year to other executives of the Company. Annual bonuses shall be deemed earned on December 31 of the Bonus Plan Year. The first Bonus Year shall be the year ending December 31, 2022.

2.3            [Reserved]

2.4            Options. Executive is hereby granted an option (the “Option”) to purchase 1,000,000 shares of the common stock of CHG as soon as practicable after the date hereof under the terms of the Company’s 2022 performance equity plan, with a vesting period of three years and an exercise price per share equal to the fair market value per share of the Company’s common stock as of the date of the grant and as evidenced and governed by the terms of a stock option agreement to be executed by the Company and the Executive in connection with such grant (the “Stock Option Agreement”), which shall be executed promptly following the date hereof. Executive may be granted additional options to purchase shares of common stock from time to time as determined by the board, upon recommendation of the compensation committee.

2.5            Executive Benefits. During the Term, Company shall provide Executive (and, to the extent eligible, Executive’s dependents and beneficiaries) all medical, health, dental, vision, prescription reimbursement, life insurance, welfare, perquisite, and other Executive benefits plans that are sponsored by the Company for the benefit of its Executives, on terms and conditions set forth in such programs and plans (as amended from time to time).

2.6            Expenses. During the Term, the Company shall reimburse Executive in accordance with the Company’s reimbursement policies for all reasonable out-of-pocket expenses incurred by Executive in connection with the performance of Executive’s duties hereunder. Expenses will be reimbursed within 30-days of Executive properly submitting expense for reimbursement.

2.7            Vacation. During the Term, Executive shall be entitled to three (3) weeks paid vacation per calendar year, such vacation time to be taken as mutually convenient for Executive and the Company. Except as otherwise provided in Section 4 hereof, Executive shall not be paid for unused vacation time.

3.              Term. The term of Executive’s employment hereunder (the “Term”) shall commence as of the Effective Date and shall continue for three (3) years from the Effective Date. Thereafter, the Term shall be extended automatically for successive one-year periods, unless CHG or Executive provides the other with written notice of election to not so renew at the end of the then current Term at least 90 days prior to the end of the then current Term.

4.             Termination.

4.1            Death. Executive’s employment hereunder shall automatically terminate upon the Executive’s death.

4.2            Disability. The Executive’s employment hereunder may be terminated by the Company by reason of the Executive’s Disability. “Disability” means that Executive is substantially unable to perform or effectively discharge Executive’s customary duties due to an accident, physical or mental condition, disability, or illness for a period of 90 consecutive days or a period of any 120 days in any twelve-month period.

4.3            By Company with or without Cause. The Company may terminate Executive’s employment hereunder with or without Cause. “Cause” means (a) the continued and willful refusal or failure by Executive to perform a material part of Executive’s duties hereunder (so long as such duties are lawful, reasonable and consistent with similarly titled Executives at the Company or in the industry); (b) the conviction of Executive for any crime which constitutes a felony in the jurisdiction involved or any conviction of, or plea of guilty or nolo contendere to, any crime involving moral turpitude; (c) Executive’s commission of any act of fraud, misappropriation, or embezzlement, in any case involving the properties, assets or funds of the Company or its subsidiaries, parents, or affiliates; or (d) Executive’s commission of an act or failure to act that involves willful misconduct, or gross negligence of Executive in connection with the performance of Executive’s duties to the Company. Notwithstanding the foregoing, “Cause,” for purposes of clause (a) of this Section 4.3, shall not exist unless (x) within 90 days of first learning of the event(s) purporting to constitute Cause, the Company delivers written notice to the Executive that specifically identifies such event(s); (y) if curable, the Executive fails to cure such event within 30 days after the date of such notice; and (z) the Company terminates the Executive’s employment by written notice within 30 days following the end of such cure period.

4.4            By Executive with or without Good Reason. Executive may terminate Executive’s employment hereunder with or without Good Reason. “Good Reason” means the occurrence of any of the following circumstances without the Executive’s prior written consent: (a) a material adverse change in Executive’s title, duties, or responsibilities with the Company that represents a demotion from Executive’s title, duties, or responsibilities as in effect immediately prior to such change; (b) a material breach of this Agreement by the Company; (c) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company in good faith; (d) any reduction in Base Salary; (e) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (f) the relocation of Executive’s principal office more than 25 miles from Texas. Notwithstanding the foregoing, “Good Reason,” for purposes of clauses (a) and (b) of this Section 4.4, shall not exist unless (x) within 90 days of first learning of the event(s) purporting to constitute Good Reason, the Executive delivers written notice to Company that specifically identifies such event(s); (y) if curable, the Company fails to cure any such event within 30 days after the date of such notice; and (z) the Executive terminates Executive’s employment by written notice within 30 days following the end of such cure period.

4.5            Obligations of the Company upon Termination.

(a)            Death or Disability. In the event that Executive’s employment is terminated by reason of Executive’s death or Disability, the Company shall pay to Executive (or Executive’s executor, administrator or personal representative, as applicable) (i) the Base Salary, any earned but unpaid performance bonus, and any accrued but unused vacation, through the date of Executive’s termination of employment (the “Date of Termination”), (ii) all allowable expenses incurred by Executive, in accordance with Section 2.3 above, prior to the Date of Termination (the “Expenses”) and (iii) the performance bonus to which Executive would have been entitled pursuant to, and as calculated in accordance with, Section 2.2 for the year in which such termination occurs prorated through the date of Executive’s termination of employment (the “Prorated Performance Bonus”). Such Prorated Performance Bonus, if any, shall be paid to Executive (or in the case of Executive’s death, Executive’s designated beneficiary) at the same time in which the Company pays bonuses for such calendar year to other Executives of the Company.

(b)            Termination by the Company for Cause or By Executive without Good Reason. In the event that Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay to Executive (i) the Base Salary, and any accrued but unused vacation, through the Date of Termination, and (ii) the Expenses. Executive will forfeit any then unpaid bonus.

(c)            Termination by the Company without Cause or By Executive for Good Reason. In the event that Executive’s employment is terminated by the Company without Cause or by Executive with Good Reason, the Company shall pay to Executive (or in the case of Executive’s subsequent death, the legal representative of Executive’s estate or such other person or persons as Executive shall have designated by written notice to the Company): (i) the Base Salary, any earned but unpaid performance bonus, and any accrued but unused vacation, through the Date of Termination, (ii) the Expenses, and (iii) the Prorated Performance Bonus (subject to Section 4.5(d) hereof). Such Prorated Performance Bonus, if any, shall be paid to Executive (or in the case of Executive’s death, Executive’s designated beneficiary) during the calendar year following the Bonus Plan Year at the same time at which the Company pays bonuses for such Bonus Plan Year to other Executives of the Company, subject to Section 4.5(d) hereof. In addition, subject to Section 4.5(d) hereof, the Company shall pay to Executive (or in the case of Executive’s subsequent death, the legal representative of Executive’s estate or such other person or persons as Executive shall have designated by written notice to the Company) an amount equal to one (1) year of Executive’s salary, less all applicable taxes and other withholdings (the “Severance Payment”).

(d)            Release. Payment by the Company of the Severance Payment and the Prorated Performance Bonus due to Executive pursuant to this Section 4.5(c) shall be conditioned upon Executive’s executing a release of claims in the form attached hereto as Exhibit A (the “Release”) within twenty-one days (or, to the extent required by law, forty-five days) following the Date of Termination, and not revoking such Release within seven days thereafter.

(e)            Effect on Options. The effect on the Option of any termination of Executive’s employment hereunder shall be as provided by the Stock Option Agreement.

5.              Protection of Confidential Information and Reputation; Noncompetition.

5.1            Acknowledgment. Executive acknowledges that:

(a)            As a result of Executive’s employment with the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its affiliates (referred to collectively in this Section 5 as the “Company”), including, without limitation, financial information, proprietary rights, trade secrets and “know-how, customers and sources (“Confidential Information”).

(b)            The Company will suffer substantial damage which will be difficult to compute if during the period of Executive’s employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information.

(c)            The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and that without these protections, the Company would not have entered into this Agreement (or the Stock Purchase Agreement) or provided Executive with access to the Company’s confidential information.

5.2            Confidentiality. Executive agrees that Executive will not at any time, during the Term or thereafter, divulge to any person or entity any Confidential Information obtained or learned by Executive as a result of Executive’s employment with the Company, except (a) in the course of performing Executive’s duties hereunder, (b) with the Company’s prior written consent, (c) to the extent that any such information is in the public domain other than as a result of Executive’s breach of any of Executive’s obligations hereunder or (d) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (d) of the preceding sentence, Executive shall promptly if practicable and permissible by law, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, notify, confirmed by mail, the Company and, at the Company’s expense, Executive shall: (i) take all reasonably necessary and lawful steps requested by the Company to defend against the enforcement of such subpoena, court order or other government process and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof at the Company’s expense.

5.3            Documents. Upon termination of Executive’s employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which Executive may then possess or have under Executive’s control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document Executive’s financial relationship with the Company.

5.4            Non-Disparagement. During and for five (5) years after the Term, Executive shall not publicly or privately disparage the Company or its brands, concepts, products or services, officers, directors, Executives or affiliates. In addition, Executive shall not intentionally take any action to harm the reputation of the Company or diminish the value of its brands, concepts, products or services.

5.5            Non-Compete and Non-Solicitation.

(a)            During such time as Executive is employed by the Company and for a period of twelve months thereafter, Executive shall not directly or through any affiliate engage in any other business or commercial activity within the short-term/vacation rental industry.

(b)            Notwithstanding the foregoing, the following in and of themselves shall not be deemed a breach of Section 5.5(a):

(i)            Ownership of less than 5% of the outstanding stock of any publicly traded corporation regardless of its business;

(ii)           Personal use by Executive of the name “Corphousing” solely for biographical reference; and

(iii)          Passively investing in private companies, the activities of which, at the time of such investment, would not reasonably be deemed to violate this Section 5.5 were Executive to be engaged in such activity directly.

(c)            During the Term, and for a period of one year thereafter, Executive shall not, directly or indirectly, for himself or any other person (i) induce or attempt to induce any Executive to leave the employ of the Company or its successors, assigns, and affiliates or (ii) in any way knowingly interfere with the relationship between the Company and any Executive, customer, publisher, author, or supplier of the Company, provided that nothing herein shall prevent general solicitations not specifically directed at a person.

5.6            Acknowledgment. Executive acknowledges and agrees that the noncompetition and non-solicitation obligations provided for in this Agreement are integral components of the consideration being provided to the Company for its agreement to enter into this Agreement.

5.7            Injunctive Relief. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 5, the Company shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique, and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The rights and remedies enumerated in this Section shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

5.8            Legal Fees. In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys’ fees and costs incurred by the prevailing party.

5.9            Modification. If any provision of Section 5 is held to be unenforceable because of the scope, duration, or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

5.10          Survival. The provisions of this Section 5 shall survive the termination of this Agreement for any reason.

6.              Assignment of Rights: Work Product.

6.1            Work Product. The Executive acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Executive individually or jointly with others during the period of Executive’s employment by the Company and relate in any way to the business or, products, services, activities, research or development of the Company or result from any work performed by the Executive for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world, shall be the sole and exclusive property of the Company.

6.2            Work Made for Hire; Assignment. The Executive acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title, and interest in and to all Work Product and intellectual property rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world.

6.3            Further Assurances. Upon the request of the Company, the Executive shall enter into the Company’s standard form of Proprietary Invention Assignment Agreement so long as such terms are consistent to the terms found herein. The Executive shall reasonably cooperate with the Company to apply for, obtain, perfect, transfer to the Company, and maintain and enforce the Work Product and any intellectual property rights therein, all at the sole cost and expense of Company.

7.              Miscellaneous Provisions.

7.1            Indemnification. If Executive is made a party to, is threatened to be made a party to, or otherwise receives any other legal process in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that Executive (a) is or was an officer, director, advisor, or Executive of the Company, or (b) is or was serving at the request of the Company as a director, officer, member, partner, Executive, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to Executive benefit plans, whether or not the basis of such Proceeding is Executive’s alleged action in an official capacity, the Company will indemnify and hold Executive harmless to the fullest extent permitted or authorized by applicable law against, and shall promptly advance upon request, all costs, expenses, liabilities and losses (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any cost and fees incurred in enforcing Executive’s rights to indemnification or contribution) incurred or suffered by Executive in connection therewith; provided, however, that Executive shall reimburse the Company any such advanced amounts in the event it is finally determined by arbitration pursuant to Section 7.3, below, or a court of competent jurisdiction as otherwise prescribed by this Agreement, that Executive is not eligible for indemnification under this provision. In addition, Executive shall be covered by any Company-sponsored liability policy in effect for officers of the Company on terms and conditions no less favorable to Executive than to senior officers generally. Notwithstanding the foregoing, the Company shall have no obligations under this Section 7.1 with respect to claim(s) or Proceedings that directly relate to (i) breaches by Executive of the terms of this Agreement or (ii) Executive’s fraud, willful misconduct, bad faith, gross negligence or violation of law. Executive shall comply with mandatory requirements of California law as may be required for such indemnification and Executive shall cause Executive’s counsel to cooperate fully in good faith with the Company and its counsel in connection with the defense of Executive. The Company shall at all times maintain directors’ and officer’s liability insurance and shall cause Executive to be included, in Executive’s capacities hereunder, under all liability insurance coverage (or similar insurance coverage) maintained by the Company, including such directors’ and officers’ liability insurance. Further, the Company shall continue to cover Executive under its directors’ and officers’ liability insurance after Executive’s separation from employment to the extent that the Company continues to provide directors’ and officers’ liability insurance for other directors and officers of the Company and subject to the terms, conditions and limitations of such directors’ and officers’ liability insurance.

7.2            Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (a) delivered personally to the party to receive the same, or (b) when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at Executive’s or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 7.2. All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof to the party at the address indicated in the preamble of this Agreement, with a copy in any case to:

If to the Company:

CorpHousing Group Inc.

At the address provided in the Recital

Attention: CEO and CFO

If to Executive, at the address provided in the Recital.

7.3            Arbitration. Except as set forth in Section 5.6 above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in California in accordance with the then-existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement, and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written reasoned opinion in support thereof within 60 days from the date arbitration commenced. Judgment upon the award may be entered in any court having jurisdiction thereof.

7.4            Entire Agreement; Waiver. Effective as of the Effective Date, this Agreement sets forth the entire agreement of the parties relating to the employment of Executive with the Company (or any predecessor thereof) and is intended to supersede all prior negotiations understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing that is executed by the party or parties against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

7.5            Governing Law. All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in Florida.

7.6            Binding Effect; Non-assignability. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive’s heirs and legal representatives.

7.7            Severability. Should any provision or this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

7.8            Compliance with Section 409A.

(a)            This Agreement and the benefits provided hereunder are intended to comply with, or otherwise be exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations and other guidance promulgated thereunder (collectively, “Section 409A of the Code”), and the provisions of this Agreement shall be interpreted and construed to be consistent with this intent. Severance payments provided under this Agreement are intended to be exempt from Section 409A of the Code under the “separation pay” exception or the “short-term deferral” exception, to the maximum extent applicable. All payments to be made upon a termination of employment may only be made upon Executive’s “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements, periodic payments of Base Salary, or otherwise) shall be treated as a right to receive a series of separate payments, and accordingly, each installment payment hereunder shall at all times be treated as a separate and distinct payment. In no event will Executive designate, directly or indirectly, the year of payment, subject to Section 409A of the Code.

(b)            Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of Executive’s separation from service to be a “specified Executive” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of payments or benefits is required in order to avoid a prohibited distribution under Section 409A(a)(2), such portion of Executive’s payments or benefits to which Executive otherwise would become entitled hereunder shall not be made or paid to Executive prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of Executive’s separation from service or (B) the date of Executive’s death. Upon the expiration of the applicable Section 409A(a)(2) deferral period, all payments deferred pursuant to this Section 7.8(b) shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise specified herein. If Executive dies during the six-month period, any delayed payments shall be paid to the Executive’s estate.

(c)            All reimbursements to Executive under the terms of this Agreement shall be made following the submission of a reimbursement request by Executive. To the extent reimbursements and other in-kind benefits provided under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, such reimbursements and other in-kind benefits hereunder shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) the reimbursement of any eligible expense shall be made no later than the end of the calendar year following the calendar year in which the expense is incurred, (ii) the amount of expenses eligible for reimbursement to Executive under the terms of this Agreement and in-kind benefits payable during a calendar year shall not affect the expenses eligible for reimbursement or in-kind benefits payable in another calendar year and (iii) no right to reimbursement or payment of in-kind benefits shall be subject to liquidation or exchange for any other payment or benefit.

(d)            To the extent permitted under Section 409A of the Code, the Company and Executive agree to negotiate in good faith to make amendments to this Agreement, as the parties mutually agree are necessary or desirable, to comply with or otherwise avoid the imposition of taxes, penalties or interest under Section 409A of the Code; provided, however, that in no event shall the Company be required to pay any additional monies or increase payments to Executive under the terms hereof. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except (i) where payment may be made within a certain period of time, the timing of payment within such period will be in the sole discretion of Company; and (ii) to the extent specifically permitted or required by Section 409A of the Code.

7.9            Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

7.10          Counterparts. This Agreement and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CORPHOUSING GROUP INC.

By:
Name:	Brian Ferdinand
Its:

EXECUTIVE:

Name:
Address:

[Signature Page to Employment Agreement]

EXHIBIT A

GENERAL RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Corphousing Group Inc. (the “Company”), and its subsidiaries, parents, affiliates, predecessors, successors, heirs, assigns, agents, directors, officers, Executives, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them, including, without limitation, any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, separation pay or other benefits; any claim for monetary or equitable relief, including but not limited to attorneys’ fees, costs, disbursements, back pay, front pay, reinstatement, or expert’s fees; any claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts (whether intentional, negligent, or otherwise); any alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; any claims under federal, state, or local occupational safety and health laws or regulations, all as amended; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, Section 1981 of U.S. Code Title 42, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Equal Pay Act, the Americans with Disabilities Act, Sections 503 and 504 of the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Immigration Reform and Control Act, the Executive Retirement Income Security Act (including the Genetic Information Nondiscrimination Act), and the National Labor Relations Act, the Age Discrimination In Employment Act (including the Older Workers Benefit Protection Act of 1990), the Americans With Disabilities Act, the California Fair Employment and Housing Act (as amended), Calif. Gov’t Code, §12900 et seq., the California Family Rights Act, California law regarding Relocations, Terminations and Mass Layoffs and the California Labor Code, all as amended; Sections 1981 through 1988 of Title 42 of the United States Code, California Business  and Professions Code § 17200 or any other provisions of the California unfair trade or business practices laws, the California Occupational Safety and Health Act, Divisions 4, 4.5, and 4.7 of the California Labor Code beginning at § 3200, any provision of the California Constitution, any provision of the California Labor Code that may lawfully be released, the Florida Civil Rights Act of 1992 (f/k/a Human Rights Act of 1977), Section 760.01 et. seq., Florida Statutes (FCRA), any claims/actions under the retaliation section of Florida’s Worker’s Compensation statute (Chapter 440, Florida Statutes), the Florida Public Sector Whistleblower Act (Fla. Stat. § 112.3187 et. seq.), the Florida Private Sector Whistleblower Act (Fla. Stat. § 448.101-.105), including any claim for wrongful and retaliatory termination in violation of Section 448.103, Florida Statutes, Section 448.08, Florida Statutes, Florida’s Wage Rate Provisions, Section 448.07, Florida Statutes, the Florida Minimum Wage Law, the Florida Equal Pay Act, Section 725.07, Florida Statutes, or the Florida Constitution, each as amended, and all other state and local statutes, ordinances, executive orders and regulations governing employment or prohibiting discrimination or retaliation upon the basis of age, race, sex, national origin, religion, disability or other unlawful factor.

Notwithstanding the generality of the foregoing, the Claims released shall not include (i) any claim or right to vested Executive welfare or retirement benefits, (ii) the undersigned’s rights under the Stock Option Agreement (as amended from time to time, the “Equity Agreements”), and any claims the undersigned may have for breach of any of the Equity Agreements; (iii) any claim or right that may not be released by private agreement, including without limitation, any claim for unemployment insurance benefits, any workers’ compensation claim and any claim for indemnification under California Labor Code Sections 2800 or 2802, the Company and/or its parents, subsidiaries or affiliate’s bylaws, articles or insurance policies, (iv) any rights the undersigned may have to be indemnified by the Company or any of its affiliates by operation of law or pursuant to the organizational agreements of the Company and/or its affiliates; or (v) the undersigned’s right to any amount owing to the undersigned pursuant to Section 4 of the Employment Agreement dated as of _______________________, 2022, by and between the undersigned and Corphousing Group Inc.

THE UNDERSIGNED ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF THE LAWS REGARDING RELEASES IN CALIFORNIA AND THE STATE OF THE UNDERSIGNED’S RESIDENCE. THE UNDERSIGNED, BEING AWARE OF SAID LAWS, HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1)            EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2)            EXECUTIVE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3)            EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE SHALL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which Executive may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if Executive hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by Executive with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

The undersigned reaffirms Executive’s obligations under Section 5 of the Employment Agreement. The undersigned acknowledges and agrees that the amounts that become payable after the date hereof pursuant to Sections 2 and 4 of the Employment Agreement shall be subject to the undersigned’s continued compliance with Section 5 of the Employment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Release this __________________________________________. 20_______.